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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


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       Name of Subsidiary                            Jurisdiction of Incorporation or Organization
       ------------------                            ----------------------------------------------
1.  LCC Design Services, L.L.C.                                   Delaware

2.  LCC Europe GmbH                                               Germany

3.  Eurofon de France S.A.R.L.                                    France

4.  LCC, United Kingdom, Ltd.                                     United Kingdom

5.  LCC Development Company, L.L.C.                               Delaware

6.  LCC Telecom Management Services, Inc.                         Delaware

7.  LCC do Brazil Ltda.                                           Brazil

8.  Koll Telecommunications Services, L.L.C.                      Delaware

9.  LCC Asia Pacific LTD PTE                                      Singapore

10. LCC Europe AS                                                 Norway

11. LCC International Holdings NL, Inc.                           Delaware

12. LCC International Holdings, Belgium, Inc.                     Delaware

13. LCC Algeria LLP                                               United Kingdom

14. LCC Italia S.R.L.                                             Italy

15. LCC Egypt                                                     Egypt

16. LCC International GMBH                                        Germany

17. LCC Deployment Services UK, Limited                           United Kingdom

18. Transmast S.R.L.                                              Italy

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